Exhibit 99.01

El Paso Electric

NEWS RELEASE

For Immediate Release Date: October 29, 2009	Contact: Media	Investor Relations:
	Teresa Souza 915/543-5823	Steve Busser 915/543-5983 Rachelle Williams 915/543-2257

El Paso Electric Announces Third Quarter Financial Results

Overview

•

For the third quarter 2009, EE reported net income of $33.9 million, or $0.76 basic and diluted earnings per share. In the third quarter of 2008, EE reported net income of $33.1 million, or $0.74 basic and diluted earnings per share.

•

For the nine months ended September 30, 2009, EE reported net income of $59.0 million, or $1.31 basic and diluted earnings per share. Net income for the nine months ended September 30, 2008 was $66.8 million, or $1.49 and $1.48 basic and diluted earnings per share, respectively.

“We were very pleased with the increase in earnings this quarter as growth in non-fuel retail revenues offset declines in off-system sales margins and deregulated Palo Verde Unit 3 revenues reflecting lower market power prices.” said David W. Stevens, Chief Executive Officer. “The increase in retail non-fuel revenues reflected not only hotter summer weather in 2009, but also growth in the number of customers served showing the strength of our local economy. In addition, due to our strong quarter, stable outlook, and improving capital markets, we purchased approximately 751,000 shares of our common stock in the third quarter of 2009.”

Earnings Summary

The table and explanations below present the major factors affecting 2009 net income relative to 2008 net income.

	Quarter Ended			Nine Months Ended
	Pre-Tax Effect	After-Tax Net Income	Basic EPS	Pre-Tax Effect	After-Tax Net Income	Basic EPS
September 30, 2008		$33,074	$0.74		$66,796	$1.49
Changes in:
Retail non-fuel base revenue	$10,887	6,859	0.15	$9,842	6,200	0.14
Interest and investment income	1,551	1,407	0.03	(2,120)	(1,687)	(0.04)
Interest on long-term debt	387	244	—	(5,051)	(3,182)	(0.07)
Retained margins on off-system sales	(3,077)	(1,939)	(0.04)	(10,084)	(6,353)	(0.14)
Deregulated Palo Verde Unit 3 revenues	(2,803)	(1,766)	(0.04)	(6,626)	(4,175)	(0.10)
Administrative and general	(2,379)	(1,499)	(0.03)	(1,494)	(941)	(0.02)
Palo Verde O&M	(1,175)	(740)	(0.02)	(47)	(30)	—
Fossil Fuel Plant O&M	(551)	(347)	(0.01)	1,977	1,245	0.03
AFUDC and capitalized interest	(376)	(279)	—	1,169	1,270	0.03
Other		(1,082)	(0.02)		(171)	(0.01)

September 30, 2009		$33,932	$0.76		$58,972	$1.31

Third Quarter 2009

Earnings for the quarter ended September 30, 2009 when compared to the same period last year were positively affected by:

•	Higher retail non-fuel base revenues in 2009 primarily due to a 13.6% increase in kWh sales to residential customers and a 6.1% increase in kWh sales to public authorities.
•

Increased interest and investment income primarily due to a decrease of $2.5 million in impairments and losses on equity securities in our Palo Verde decommissioning trust funds in the third quarter of 2009 when compared to the third quarter of 2008.

Earnings for the quarter ended September 30, 2009 when compared to the same period last year were negatively affected by:

•	Lower retained margins on off-system sales as lower market prices resulted in reduced margins per MWh and a 20% decline in MWh sold in the third quarter of 2009 compared to the third quarter of 2008.
•	Decreased revenues from retail sales of deregulated Palo Verde Unit 3 power due to lower proxy market prices in the third quarter of 2009 compared to the same period in 2008.
•

Increased administrative and general expense due to increased accruals for employee incentive compensation and increased pension and benefits costs related to increased costs of postretirement benefits and medical insurance.

•	Increased Palo Verde administrative and general expense partially offset by a decrease in operating costs at all three units in the third quarter of 2009 when compared to the same period last year.

El Paso Electric • P.O. Box 982 • El Paso, Texas 79960

Year to Date

Earnings for the nine months ended September 30, 2009 when compared to the same period last year were positively affected by:

•

Higher retail non-fuel base revenues in 2009 primarily due to a 5.8% increase in kWh sales to residential customers and a 2.5% increase in kWh sales to public authorities partially offset by a 13.5% decrease in kWh sales to large commercial and industrial customers.

•	Lower O&M costs at our fossil-fueled generating plants as more planned major maintenance was performed in the first nine months of 2008 than was performed in the first nine months of 2009.
•

Increased AFUDC and capitalized interest in 2009 due to higher balances of construction work in progress subject to AFUDC partially offset by lower capitalized interest on nuclear fuel due to lower interest rates.

Earnings for the nine months ended September 30, 2009 when compared to the same period last year were negatively affected by:

•	Lower retained margins on off-system sales primarily as a result of reduced margins per MWh due to lower market power prices.
•	Decreased revenues from retail sales of deregulated Palo Verde Unit 3 power due to lower proxy market prices and lower sales due mostly to a planned refueling outage in April and May 2009.
•

Increased interest expense on long-term debt as a result of the June 2008 issuance of $150 million of 7.5% Senior Notes and higher interest rates on pollution control bonds partially offset by lower interest rates on the revolving credit facility used to finance nuclear fuel.

•	An increase in impairments and losses on equity securities in our Palo Verde decommissioning trust funds in 2009 compared to 2008.

Retail Non-fuel Base Revenues

Retail non-fuel base revenues increased by $10.9 million, pre-tax, or 8.1% in the third quarter of 2009 compared to the same period in 2008 reflecting a 13.6% increase in kWh sales to residential customers and a 6.1% increase in kWh sales to other public authorities. Increased kWh sales to residential customers in the third quarter of 2009 are the result of hotter summer weather and 1.8% growth in the average number of customers served. During the third quarter of 2009, cooling degree days were 40% above the same period in 2008 and 11% above the 10-year average. Kilowatt-hour sales to public authorities reflected higher sales to Ft. Bliss and White Sands Missile Range. Sales to small commercial and industrial customers were also positively affected by the hotter summer weather. The increase in revenues was partially offset by recession-related declines in revenues from large commercial and industrial customers of 3.0%. The third quarter non-fuel base revenues and kilowatt-hour sales are provided by customer class on page 10 of the release.

For the nine months ended September 30, 2009, retail non-fuel base revenues increased by $9.8 million, pre-tax, or 2.7% primarily reflecting an increase of 5.8% in kWh sales to residential customers and a 2.5% increase in kWh sales to public authorities. These increases reflected the hotter summer weather in 2009 as well as increased sales to Ft. Bliss and White Sands Missile Range. Cooling degree days in 2009 were 23% higher than in 2008 and 8% above the 10-year average. The increase in kWh sales to residential customers also reflects growth of 1.7% in the average number of customers served. These increases were partially offset by a recession-related decline in sales to large commercial and industrial customers. Revenues from large commercial and industrial customers decreased 7.4% in the nine months ended September 30, 2009 compared to the same period in 2008. Nine months ended non-fuel base revenues and kilowatt-hour sales are provided by customer class on page 12 of the release.

El Paso Electric • P.O. Box 982 • El Paso, Texas 79960

Palo Verde Operations

We own approximately 633 MW (undivided interest) of generating capacity in the three generating units at the Palo Verde Nuclear Generating Station, operated by Arizona Public Service Company. The operation of Palo Verde not only affects our ability to make off-system sales but also impacts fuel costs to native load customers and represents a significant portion of our non-fuel operation and maintenance expenses. Palo Verde generation accounted for 62% of total Company generation in the nine months ended September 30, 2009. Megawatt-hours (MWh) generated by Palo Verde increased 6.3% in the nine months ended September 30, 2009 compared to the same period in 2008. In addition, Palo Verde operation and maintenance expenses were virtually the same in the nine months ended September 30, 2009 as the same period in 2008.

Off-system Sales

We make off-system sales in the wholesale power markets when competitively priced excess power is available from our generating plants and purchased power contracts. The table below shows off-system sales in MWh and the pre-tax margins realized and retained by us from sales for the quarter and nine months ended September 30, 2009 and 2008:

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
MWh sales	715,641	891,632	2,408,122	2,568,437
Total margins (in thousands)	$3,035	$7,139	$10,900	$24,314
Retained margins (in thousands)	$2,278	$5,355	$8,178	$18,262

For the quarter ended September 30, 2009, retained margins from off-system sales decreased approximately $3.1 million, pre-tax, over the corresponding period in 2008. For the nine months ended September 30, 2009, our retained margins decreased $10.1 million, pre-tax, over the corresponding period in 2008. These decreases were primarily due to reduced margins per MWh as a result of lower average market prices for power. The table below shows on a per MWh basis, pre-tax revenues, costs and margins from off-system sales for 2009 and 2008.

Quarter Ended	Average Revenue Per MWh	Average Cost of Energy Per MWh	Pre-Sharing Average Margin Per MWh
March 31, 2008	$66.07	$52.60	$13.47
June 30, 2008	$88.78	$84.89	$3.89
September 30, 2008	$71.07	$63.07	$8.00

March 31, 2009	$36.49	$30.13	$6.36
June 30, 2009	$35.43	$33.63	$1.80
September 30, 2009	$39.61	$35.37	$4.24

El Paso Electric • P.O. Box 982 • El Paso, Texas 79960

Capital and Liquidity

We maintain a strong capital structure and cash position to support required investments in electric utility plant. Our capital structure at September 30, 2009 included 47% common stock equity and 53% debt including long-term debt, financing obligations, and the current portion of long-term debt and financing obligations. At September 30, 2009, our liquidity included $121.5 million in cash and cash equivalents, most of which was invested in federally insured accounts.

Cash flows from operations for the nine months ended September 30, 2009 were $213.5 million compared to $114.3 million in the corresponding period in 2008. The primary factor affecting the increased cash flow was the collection of retail fuel revenues in 2009 in excess of fuel expenses. The difference between fuel revenues and fuel expense is deferred for refund (over-recoveries) or surcharge (under-recoveries) to customers in the future. Cash flow from operations in the nine months ended September 30, 2009, included $59.7 million of fuel over-recoveries of which $31.9 million offset previous under-collections of fuel costs. In addition prior to their termination in May 2009, we collected $16.3 million of deferred fuel under-recoveries, including $1.3 million in interest, through two fuel surcharges implemented in 2008. At September 30, 2009, we had a net fuel over-recovery balance of $27.8 million, including a $23.1 million over-recovery in Texas, a $4.5 million over-recovery in New Mexico, and a $0.2 million over-recovery from our FERC customer. On October 22, 2009, we received approval from the Public Utility Commission of Texas to refund fuel over-recoveries through August 2009 of $16.8 million with interest to customers in November and December 2009. Over-recoveries in New Mexico and from our FERC customer will be refunded through fuel adjustment clauses during 2009.

During the nine months ended September 30, 2009, our primary capital requirements were for the construction and purchase of electric utility plant and purchases of nuclear fuel. Capital requirements for new electric plant were $145.5 million for the nine months ended September 30, 2009 compared to $141.9 million for the nine months ended September 30, 2008. Cash flows from operations funded all of our capital requirements through the first nine months of 2009.

We finance our nuclear fuel inventory through a trust that borrows under our $200 million credit facility to acquire and process nuclear fuel. Borrowings under the credit facility for nuclear fuel were $113.0 million as of September 30, 2009 and $92.2 million as of September 30, 2008. Up to $120 million of the credit facility may be used to finance nuclear fuel. Amounts not drawn for nuclear fuel are available for general corporate purposes. No borrowings were outstanding at September 30, 2009 for general corporate purposes.

We believe that we will have adequate liquidity through our current cash balances, cash from operations, and our credit facility to meet all of our anticipated cash requirements through 2009 based on current projections. We anticipate the need for additional external funds to finance capital requirements in the second half of 2010. We could seek to issue additional long-term debt or obtain funds through our existing or an additional credit facility to finance capital requirements. In September 2009, we received approval from the FERC to enter into an additional credit facility within the next two years to supply additional liquidity.

During the third quarter of 2009, EE repurchased 751,235 shares of common stock in the open market at an aggregate cost of $12.9 million. No shares of common stock were repurchased during the first or second quarters of 2009. As of September 30, 2009, approximately 770,131 shares remain available for repurchase under the currently authorized program.

2009 Earnings Guidance

We are revising our 2009 earnings guidance to a range of $1.35 to $1.55 per basic share from a range of $1.00 to $1.50 per basic share.

El Paso Electric • P.O. Box 982 • El Paso, Texas 79960

Conference Call

A conference call to discuss third quarter 2009 earnings is scheduled for 10:30 a.m. Eastern Time, October 29, 2009. The dial-in number is 866-793-1307 with a conference ID of 1404122. The conference leader will be Steven P. Busser, Vice President -Treasurer and Chief Risk Officer of EE. A replay will run through November 12, 2009 with a dial-in number of 866-837-8032 and a conference ID of 949181. The conference call and presentation slides will be webcast live on EE’s website found at http://www.epelectric.com. A replay of the webcast will be available shortly after the call.

Safe Harbor

This news release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (i) increased prices for fuel and purchased power and the possibility that regulators may not permit EE to pass through all such increased costs to customers or to recover previously incurred fuel costs in rates; (ii) fluctuations in off-system sales margins due to uncertainty in the economy power market and the availability of generating units; (iii) our rates in Texas following the five-year moratorium on rate increases which ends June 30, 2010; (iv) uncertainties and instability in the general economy and the resulting impact of EE’s sales and profitability; (v) unanticipated increased costs associated with scheduled and unscheduled outages; (vi) the size of our construction program and our ability to complete construction on budget and on time; (vii) costs at Palo Verde; (viii) deregulation of the electric utility industry; (ix) possible increased costs of compliance with environmental or other laws, regulations and policies; (x) possible income tax and interest payments as a result of audit adjustments proposed by the IRS; (xi) uncertainties and instability in the financial markets and the resulting impact on EE’s ability to access the capital and credit markets; and (xii) other factors detailed by EE in its public filings with the Securities and Exchange Commission. EE’s filings are available from the Securities and Exchange Commission or may be obtained through EE’s website, http://www.epelectric.com. Any such forward-looking statement is qualified by reference to these risks and factors. EE cautions that these risks and factors are not exclusive. EE does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of EE except as required by law.

El Paso Electric • P.O. Box 982 • El Paso, Texas 79960

El Paso Electric Company and Subsidiary

Consolidated Statements of Operations

Quarter Ended September 30, 2009 and 2008

(In thousands except for per share data)

(Unaudited)

	2009	2008	Variance
Operating revenues, net of energy expenses:
Base revenues	$146,828	$135,599	$11,229 (a)
Off-system sales margins, net of sharing	2,278	5,355	(3,077)
Deregulated Palo Verde Unit 3 proxy market pricing	3,156	5,959	(2,803)
Other	6,807	6,395	412

Operating Revenues Net of Energy Expenses	159,069	153,308	5,761

Other Operating Expenses:
Other operations and maintenance	45,474	40,969	4,505
Palo Verde operations and maintenance	21,710	20,535	1,175
Taxes other than income taxes	13,595	13,219	376
Other income (deductions)	876	(669)	1,545

Earnings Before Interest, Taxes, Depreciation and Amortization	79,166	77,916	1,250 (b)

Depreciation and amortization	19,196	18,832	364
Interest on long-term debt	12,194	12,581	(387)
AFUDC and capitalized interest	3,791	4,167	(376)
Other interest expense	67	(592)	659

Income Before Income Taxes	51,500	51,262	238

Income tax expense	17,568	18,188	(620)

Net Income	$33,932	$33,074	$858

Basic Earnings per Share	$0.76	$0.74	$0.02

Diluted Earnings per Share	$0.76	$0.74	$0.02

Weighted average number of shares outstanding	44,588	44,726	(138)

Weighted average number of shares and dilutive potential shares outstanding	44,637	44,869	(232)

(a)	Base revenues exclude fuel recovered through New Mexico base rates of $21.2 million and $20.3 million, respectively.
(b)	EBITDA is a non-GAAP financial measure and is not a substitute for net income or other measures of financial performance in accordance with GAAP.

El Paso Electric Company and Subsidiary

Consolidated Statements of Operations

Nine Months Ended September 30, 2009 and 2008

(In thousands except for per share data)

(Unaudited)

	2009	2008	Variance
Operating revenues, net of energy expenses:
Base revenues	$373,212	$363,041	$10,171	(a)
Off-system sales margins, net of sharing	8,178	18,262	(10,084)
Deregulated Palo Verde Unit 3 proxy market pricing	10,149	16,775	(6,626)
Other	17,746	15,564	2,182

Operating Revenues Net of Energy Expenses	409,285	413,642	(4,357)

Other Operating Expenses:
Other operations and maintenance	126,256	125,719	537
Palo Verde operations and maintenance	70,641	70,594	47
Taxes other than income taxes	38,623	37,318	1,305
Other income (deductions)	(2,040)	(509)	(1,531)

Earnings Before Interest, Taxes, Depreciation and Amortization	171,725	179,502	(7,777	)(b)

Depreciation and amortization	55,581	56,223	(642)
Interest on long-term debt	38,314	33,263	5,051
AFUDC and capitalized interest	12,872	11,703	1,169
Other interest expense	319	(35)	354

Income Before Income Taxes	90,383	101,754	(11,371)

Income tax expense	31,411	34,958	(3,547)

Net Income	$58,972	$66,796	$(7,824)

Basic Earnings per Share	$1.31	$1.49	$(0.18)

Diluted Earnings per Share	$1.31	$1.48	$(0.17)

Weighted average number of shares outstanding	44,709	44,791	(82)

Weighted average number of shares and dilutive potential shares outstanding	44,739	44,965	(226)

(a)	Base revenues exclude fuel recovered through New Mexico base rates of $53.0 million and $53.0 million, respectively.
(b)	EBITDA is a non-GAAP financial measure and is not a substitute for net income or other measures of financial performance in accordance with GAAP.

El Paso Electric Company and Subsidiary

Cash Flow Summary

Nine Months Ended September 30, 2009 and 2008

(In thousands and Unaudited)

	2009	2008
Cash flows from operating activities:
Net income	$58,972	$66,796
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization of electric plant in service	55,581	56,223
Deferred income taxes, net	(2,257)	12,792
Other	22,348	24,330
Change in working capital items:
Net recovery (deferral) of fuel revenues	74,656	(46,704)
Other	4,212	901

Net cash provided by operating activities	213,512	114,338

Cash flows from investing activities:
Cash additions to utility property, plant and equipment	(145,465)	(141,880)
Cash additions to nuclear fuel	(34,613)	(19,473)
Proceeds from sale of investment in debt securities	—	16,000
Decommissioning trust funds	(4,600)	(7,967)
Other	(3,906)	(8,396)

Net cash used for investing activities	(188,584)	(161,716)

Cash flows from financing activities:
Proceeds from exercise of stock options	236	1,004
Repurchase of common stock	(12,854)	(9,892)
Financing obligations	19,365	9,233
Proceeds from issuance of long-term notes payable	—	148,719
Other	(1,782)	(2,217)

Net cash provided by financing activities	4,965	146,847

Net increase in cash and cash equivalents	29,893	99,469

Cash and cash equivalents at beginning of period	91,642	4,976

Cash and cash equivalents at end of period	$121,535	$104,445

Cash interest payments	$33,941	$25,424

El Paso Electric Company and Subsidiary

Quarter Ended September 30, 2009 and 2008

Sales and Revenues Statistics

			Increase (Decrease)
	2009	2008	Amount	Percentage
MWh sales:
Retail:
Residential	779,282	686,247	93,035	13.6%
Commercial and industrial, small	667,321	655,669	11,652	1.8%
Commercial and industrial, large	278,158	295,298	(17,140)	(5.8)%
Sales to public authorities	419,487	395,313	24,174	6.1%

Total retail sales	2,144,248	2,032,527	111,721	5.5%

Wholesale:
Sales for resale	18,215	14,981	3,234	21.6%
Off-system sales	715,641	891,632	(175,991)	(19.7)%

Total wholesale sales	733,856	906,613	(172,757)	(19.1)%

Total MWh sales	2,878,104	2,939,140	(61,036)	(2.1)%

Operating revenues (in thousands):
Non-fuel base revenues:
Retail:
Residential	$64,833	$57,485	$7,348	12.8%
Commercial and industrial, small	50,017	48,714	1,303	2.7%
Commercial and industrial, large	9,358	9,648	(290)	(3.0)%
Sales to public authorities	21,867	19,341	2,526	13.1%

Total retail non-fuel base revenues	146,075	135,188	10,887	8.1%
Wholesale:
Sales for resale	753	411	342	83.2%

Total non-fuel base revenues	146,828	135,599	11,229	8.3%

Fuel revenues:
Recovered from customers during the period (a)	59,373	58,791	582	1.0%
Under (over) collection of fuel	(23,038)	15,784	(38,822)	—
New Mexico fuel in base rates	21,171	20,317	854	4.2%

Total fuel revenues	57,506	94,892	(37,386)	(39.4)%

Off-system sales	28,349	63,371	(35,022)	(55.3)%
Other	8,215	7,937	278	3.5%

Total operating revenues	$240,898	$301,799	$(60,901)	(20.2)%

Off-system sales (in thousands):
Gross margins	$3,035	$7,139	$(4,104)	(57.5)%
Retained margins	2,278	5,355	(3,077)	(57.5)%

Average number of retail customers:
Residential	326,816	321,004	5,812	1.8%
Commercial and industrial, small	36,158	35,977	181	0.5%
Commercial and industrial, large	50	51	(1)	(2.0)%
Sales to public authorities	4,938	4,902	36	0.7%

Total	367,962	361,934	6,028	1.7%

Number of retail customers (end of period):
Residential	327,178	321,519	5,659	1.8%
Commercial and industrial, small	36,319	35,961	358	1.0%
Commercial and industrial, large	48	51	(3)	(5.9)%
Sales to public authorities	4,942	4,929	13	0.3%

Total	368,487	362,460	6,027	1.7%

Weather statistics:			10 Yr Average
Heating degree days	2	1	1
Cooling degree days	1,601	1,147	1,441

(a)	Excludes $8.4 million in 2008 of prior periods deferred fuel revenues recovered through Texas fuel surcharges.

El Paso Electric Company

Quarter Ended September 30, 2009 and 2008

Generation and Purchased Power Statistics

			Increase (Decrease)
	2009	2008	Amount	Percentage
Generation and purchased power (MWh):
Palo Verde	1,379,943	1,332,861	47,082	3.5%
Four Corners	168,755	210,587	(41,832)	(19.9)%
Gas plants	782,861	835,924	(53,063)	(6.3)%

Total generation	2,331,559	2,379,372	(47,813)	(2.0)%
Purchased power	726,433	730,239	(3,806)	(0.5)%

Total available energy	3,057,992	3,109,611	(51,619)	(1.7)%
Line losses and Company use	179,888	170,471	9,417	5.5%

Total	2,878,104	2,939,140	(61,036)	(2.1)%

Palo Verde capacity factor	100.6%	96.8%	3.8%
Four Corners capacity factor	83.3%	91.6%	(8.3)%

El Paso Electric Company and Subsidiary

Nine Months Ended September 30, 2009 and 2008

Sales and Revenues Statistics

			Increase (Decrease)
	2009	2008	Amount	Percentage
MWh sales:
Retail:
Residential	1,837,915	1,736,637	101,278	5.8%
Commercial and industrial, small	1,726,286	1,731,243	(4,957)	(0.3)%
Commercial and industrial, large	756,333	874,392	(118,059)	(13.5)%
Sales to public authorities	1,126,864	1,099,000	27,864	2.5%

Total retail sales	5,447,398	5,441,272	6,126	0.1%

Wholesale:
Sales for resale	47,173	40,734	6,439	15.8%
Off-system sales	2,408,122	2,568,437	(160,315)	(6.2)%

Total wholesale sales	2,455,295	2,609,171	(153,876)	(5.9)%

Total MWh sales	7,902,693	8,050,443	(147,750)	(1.8)%

Operating revenues (in thousands):
Base revenues:
Retail:
Residential	$153,097	$144,457	$8,640	6.0%
Commercial and industrial, small	133,569	132,887	682	0.5%
Commercial and industrial, large	25,926	27,995	(2,069)	(7.4)%
Sales to public authorities	58,985	56,396	2,589	4.6%

Total retail base revenues	371,577	361,735	9,842	2.7%
Wholesale:
Sales for resale	1,635	1,306	329	25.2%

Total base revenues	373,212	363,041	10,171	2.8%

Fuel revenues:
Recovered from customers during the period (a)	157,281	144,420	12,861	8.9%
Under/(over) collection of fuel	(59,679)	58,556	(118,235)	—
New Mexico fuel in base revenues	52,975	53,042	(67)	(0.1)%

Total fuel revenues	150,577	256,018	(105,441)	(41.2)%

Off-system sales	89,430	186,970	(97,540)	(52.2)%
Other	21,764	20,415	1,349	6.6%

Total operating revenues	$634,983	$826,444	$(191,461)	(23.2)%

Off-system sales (in thousands):
Gross margins	$10,900	$24,314	$(13,414)	(55.2)%
Retained margins	8,178	18,262	(10,084)	(55.2)%

Average number of retail customers:
Residential	325,300	319,709	5,591	1.7%
Commercial and industrial, small	35,946	35,737	209	0.6%
Commercial and industrial, large	49	53	(4)	(7.5)%
Sales to public authorities	4,935	4,876	59	1.2%

Total	366,230	360,375	5,855	1.6%

Number of retail customers (end of period):
Residential	327,178	321,519	5,659	1.8%
Commercial and industrial, small	36,319	35,961	358	1.0%
Commercial and industrial, large	48	51	(3)	(5.9)%
Sales to public authorities	4,942	4,929	13	0.3%

Total	368,487	362,460	6,027	1.7%

Weather statistics			10 Yr Average
Heating degree days	1,114	1,275	1,266
Cooling degree days	2,651	2,160	2,453

(a)	Excludes $16.3 million and $13.3 million, respectively, of prior periods deferred fuel revenues recovered through Texas fuel surcharges.

El Paso Electric Company and Subsidiary

Nine Months Ended September 30, 2009 and 2008

Generation and Purchased Power Statistics

			Increase (Decrease)
	2009	2008	Amount	Percentage
Generation and purchased power (MWh):
Palo Verde	3,826,096	3,598,148	227,948	6.3%
Four Corners	554,711	495,099	59,612	12.0%
Gas plants	1,796,812	2,126,202	(329,390)	(15.5)%

Total generation	6,177,619	6,219,449	(41,830)	(0.7)%
Purchased power	2,168,446	2,300,865	(132,419)	(5.8)%

Total available energy	8,346,065	8,520,314	(174,249)	(2.0)%
Line losses and Company use	443,372	469,871	(26,499)	(5.6)%

Total	7,902,693	8,050,443	(147,750)	(1.8)%

Palo Verde capacity factor	94.0%	87.8%	6.2%
Four Corners capacity factor	85.7%	71.9%	13.8%

El Paso Electric Company and Subsidiary

Financial Statistics

At September 30, 2009 and 2008

(In thousands, except number of shares, book value per share, and ratios)

Balance Sheet	2009	2008
Cash and temporary investments	$121,535	$104,445

Common stock equity	$754,921	$712,086
Long-term debt, net of current portion	739,686	739,641
Financing obligations, net of current portion	75,175	70,918

Total capitalization	$1,569,782	$1,522,645

Current portion of long-term debt and financing obligations	$37,842	$21,330

Number of shares - end of period	44,236,250	44,826,941

Book value per common share	$17.07	$15.89

Common equity ratio	47.0%	46.1%
Debt ratio	53.0%	53.9%